                                                                     EXHIBIT 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.


                             CONVERTIBLE DEBENTURE


El Segundo, California
March 30, 1998                                                     $8,000,000.00

          FOR VALUE RECEIVED, AURA SYSTEMS, INC., a Delaware corporation (hereinafter called the "Borrower") hereby promises to pay to the order of RGC INTERNATIONAL INVESTORS, LDC or registered assigns (the "Holder") the sum of Eight Million Dollars ($8,000,000), on March 30, 2003 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of seven percent (7%) per annum from March 30, 1998 (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal of or interest on this Debenture which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall accrue commencing on March 30, 1998, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable at the time of optional conversion of the principal to which such interest relates in accordance with Article I below. Any accrued and unpaid interest on the Maturity Date shall be paid in full on the Maturity Date together with the then outstanding principal balance hereof. All payments of principal and accrued interest (to the extent not converted, at the sole option of the Holder, into common stock, par value $.005 per share, of the Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Debenture, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated March 30, 1998, pursuant to which this Debenture was originally issued (the "Purchase Agreement"). The Maturity Date shall be extended by one (1) day for each Trading Day (as defined herein) occurring prior thereto and prior to the full conversion of this Debenture that (i) sales cannot be made pursuant to the Registration Statement (as defined in the Registration Rights Agreement (as defined below)) (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise, including any Allowed Delay as described in the Registration Rights Agreement) or (ii) any Event of Default (as defined in
Article III) exists, without regard to whether any cure periods have run.

     The following terms shall apply to this Debenture:


                         ARTICLE I.  CONVERSION RIGHTS

          1.1  CONVERSION RIGHT.
               ----------------

          The Holder shall have the right from time to time, and at any time on or prior to the Maturity Date, to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Debenture of at least $50,000, or such lesser amount as shall remain unpaid at the time of the conversion (at the sole option of the Holder, together with accrued interest thereon that remains unpaid on the due date thereof, if any), into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the date of issuance of this Debenture, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price determined as provided herein (the "Conversion Price"); provided, however, that unless the Holder delivers a waiver
                     --------  -------
in accordance with the immediately following sentence, in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Debenture) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the first proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such proviso and (ii) the Holder may waive the limitations set forth therein by written notice to the Borrower upon not less than sixty-one (61) days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period). The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price in effect on the date a notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), is delivered to the Borrower by the Holder in accordance with Section 1.4 below (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Debenture, the sum of (1) the principal amount of this Debenture to be converted in such conversion plus (2) at the sole option of the Holder, accrued
                             ----
interest that remains unpaid as of the due date thereof, if any, on such principal amount at the interest rates provided in this Debenture to the Conversion Date plus (3) at the sole option of the Holder, Default Interest, if
                ----
any, on the interest referred to in the immediately preceding clause (2) plus
                                                                         ----
(4) at the Holder's option, any amounts owed to the Holder pursuant to Sections
1.4 and 1.5(g) hereof or pursuant to Section 2(c) of that certain Registration Rights Agreement, dated as of March 30, 1998, executed in connection with the initial issuance of this Debenture and the other Debentures issued on the Issue Date (the "Registration Rights Agreement").

          1.2  CONVERSION PRICE.  Subject to Section 1.3 below, the Conversion
               ----------------
Price shall be $3.64; provided, however, that if the average Closing Price for
                      --------  -------
the five (5) Trading Days ending June 3, 1998 is less than $4.00, the Conversion Price shall be $3.13 (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). "Trading Day" shall mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The "Closing Price" means, for any security as of any date, the last sale price on Nasdaq as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by the Holders of a majority in interest of the Debentures and the Borrower ("Bloomberg") or, if Nasdaq is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price is reported for such security by Bloomberg, then the average of the bid and ask prices of all active market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing price of such security on such date shall be the fair market value as mutually determined by the Borrower and the Holders of a majority in interest of Debentures being converted for which the calculation of the closing Price is required in order to determine the Closing Price of such Debentures.

          1.3  ADJUSTMENTS TO CONVERSION PRICE.  If, pursuant to Section 4.1,
               -------------------------------
the Borrower does not pay the Prepayment Amount (as defined in Section 4.1) to the Holder by the twentieth (20th) day following the date of the Prepayment Notice (as defined in Section 4.1), for any and all conversions taking place thereafter the Conversion Price shall equal the lower of (i) the Conversion Price determined in accordance with Section 1.2 and (ii) 100% of the Lowest Closing Bid Price (as defined below) during the sixty (60) Trading Days (the "Pricing Period") ending one (1) Trading Day prior to the Conversion Date. "Lowest Closing Bid Price" means, for any security as of any date, the lowest closing bid price on Nasdaq as reported by Bloomberg or if Nasdaq is not the principal trading market for such security, the lowest closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the lowest closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no lowest closing bid price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

          1.4  AUTHORIZED SHARES.  The Borrower covenants that during the period
               -----------------
the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Debenture and the other Debentures issued on the Issue Date. As of the date of issuance of this Debenture, 4,395,604 (2x required) authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of this Debenture and the other Debentures issued on the Issue Date (the "Reserved Amount"). The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Debenture and (ii) agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

          If, at any time a Holder of this Debenture submits a Notice of Conversion, the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article I (a "Conversion Default"), subject to Section 5.8, the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Debenture which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Borrower, at which time the Conversion Price in respect thereof shall be the lower of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date thereafter elected by the Holder in respect thereof. The Borrower shall pay to the Holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (N/365) x .24 x the Excess Amount on the Conversion Date in respect of the Conversion Default (the "Conversion Default Date"), where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Debenture. The Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. The Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or shall be convertible into Common Stock (at such time as there are sufficient authorized shares of Common Stock) at the Market Price (as defined below), at the Holder's option, as follows:

          (a) In the event Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth day of the month following the month in which it has accrued; and

          (b) In the event Holder elects to take such payment in Common Stock, the Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of conversion) at any time after the fifth day of the month following the month in which it has accrued (at such time as there are sufficient authorized shares of Common Stock) in accordance with the terms of this Article I.

          The Holder's election shall be made in writing to the Borrower at any time prior to 12:00 Midnight, New York City Time, on the third day of the month following the month in which Conversion Default payments have accrued. If no election is made, the Holder shall be deemed to have elected to receive cash. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) due to the Borrower's failure to maintain a sufficient number of authorized shares of Common Stock. "Market Price" means, for any security as of any date, the closing bid price on Nasdaq as reported by Bloomberg or if Nasdaq is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

          1.5  METHOD OF CONVERSION.
               --------------------

          (a) This Debenture may be converted by the Holder in whole or in part (provided such partial conversion is at least $50,000, or such lesser amount as shall remain unpaid at the time of the conversion (at the sole option of the Holder, together with accrued interest thereon that remains unpaid on the due date thereof)) at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 12:00 Midnight, New York City Time) and (B) subject to Section 1.5(b), surrendering this Debenture at the principal office of the Borrower.

          (b) Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Borrower unless the entire unpaid principal amount of this Debenture is so converted.
The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this Debenture to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Debenture. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture represented by this Debenture may be less than the amount stated on the face hereof.

          (c) The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Debenture in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

          (d) Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.5, the Borrower shall issue and deliver or cause to be issued and delivered to the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Debenture) (such third business day being hereinafter referred to as the "Deadline") in accordance with the terms hereof and the Purchase Agreement (including, without limitation, in accordance with the requirement that certificates for shares of Common Stock issued on or after the effective date of the Registration Statement upon conversion of this Debenture shall not bear any restrictive legend).

          (e) Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The date of receipt of such Notice of Conversion shall be the Conversion Date so long as it is received before 12:00 Midnight, New York City Time, on such date.

          (f) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.5, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

          (g) Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Debenture is more than one (1) business day after the Deadline (other than a failure due to the circumstances described in Section 1.4 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder

$500 per day in cash, for each of the first two (2) days beyond the Deadline and $2,500 per day in cash for each day thereafter that the Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture.

          1.6  CONCERNING THE SHARES.  The shares of Common Stock issuable upon
               ---------------------
conversion of this Debenture may not be sold or transferred unless either (i) such shares shall have been included in an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion or other similar letter of legal counsel to the effect that such sale or transfer is exempt from the registration requirements of the Act or (iii) such shares are sold to an "affiliate" (as defined in Rule 144 promulgated under the Act (or a successor rule) ("Rule 144")) or (iv) such shares are sold pursuant to Rule 144. Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), each certificate for shares of Common Stock issuable upon conversion of this Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

          The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefor free of any transfer legend if
(i) the Borrower or its transfer agent shall have received an opinion or other similar letter of counsel, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and any applicable state securities laws and the shares are so sold or transferred, or that the Common Stock issuable upon conversion of this Debenture can be sold pursuant to Rule 144 (or a successor rule) without any restriction as to the number of shares of Common Stock acquired as of a particular date that can then be immediately sold or (ii) in the case of the Common Stock issuable upon conversion of this Debenture, a registration statement under the Act covering such securities is in effect. Nothing in this Debenture shall (i) limit the

Borrower's obligation under the Registration Rights Agreement or (ii) affect in any way the Holder's obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

          1.7  EFFECT OF CERTAIN EVENTS.
               ------------------------

               (a) If, at any time when this Debenture is issued and outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the bases and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the exercise hereof. The Borrower shall not effect any transaction described in this Section 1.7 unless (a) it first gives, to the extent practicable, forty-five (45) days prior written notice (but in any event at least thirty (30) days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.7(a). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

               (b) If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off) (a "Distribution"), the Holder of this Debenture shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

          (c) If, at any time when any Debentures are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holder of this Debenture will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (d) If, at any time after the Issue Date, the Corporation sells Common Stock or securities convertible into, or exchangeable for, Common Stock, other than a sale pursuant to bona fide registered public offering of Common Stock by the Corporation (not including a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended), and other than sales of shares to underwriters (collectively, the "Other Common Stock"), then, if the effective or maximum sales price of the Common Stock with respect to such transaction (including the effective or maximum conversion, or exchange price) ("Other Price") is less than the effective Conversion Price of the Debenture at such time and such Other Common Stock is eligible for resale prior to June 30, 1999, at the option of the Holder, the Corporation shall adjust the Conversion Price applicable to the portion of the Debenture not yet converted in form and substance reasonably satisfactory to the Holders so that the Conversion Price shall not, in any event, be greater, after giving effect to all other adjustments contained herein, than the Other Price. The adjustments to the Conversion Price pursuant to this paragraph 1.7(d) shall not apply to the issuance of Common Stock upon conversion or exchange of convertible securities outstanding on the Issue Date.

          (e) If the Conversion Price is determined in accordance with Section
1.3 and in the event that (1) the Borrower fails to obtain effectiveness with the Securities and Exchange Commission of the Registration Statement (as defined in the Registration Rights Agreement) prior to one hundred twenty (120) days following the Issue Date, or (2) such Registration Statement lapses in effect, or sales otherwise cannot be made thereunder, whether by reason of the Borrower's failure or inability to amend or supplement the prospectus (the "Prospectus") included therein in accordance with the Registration Rights Agreement or otherwise, after such Registration Statement becomes effective (including, without limitation, during an Allowed Delay (as defined in Section 3(f) of the Registration Rights Agreement)), then the Pricing Period shall be comprised of, (i) in the case of an event described in clause (1), the sixty
(60) Trading Days preceding the 120th day following the Issue Date plus all Trading Days through and including the third Trading Day following the date of effectiveness of the Registration Statement; and (ii) in the case of an event described in clause (2), the sixty (60) Trading Days preceding the date on which the Holder is first notified that sales may not be made under the Prospectus, plus all Trading Days through and including the third (3rd)

Trading Day following the date on which the Holder is first notified that such sales may again be made under the Prospectus.

          (f) Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.7, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debenture.

     1.8  CERTAIN PAYMENTS IN LIEU OF CONVERSION.  In the event this
          --------------------------------------
Debenture becomes convertible at the Conversion Price determined in accordance with Section 1.3 and, as a result, Rule 4460(i) of the rules of the Nasdaq Stock Market is applicable to the issuance of Common Stock upon Conversion of this Debenture then, in no event shall the Borrower issue more than the Maximum Share Amount (as defined below and subject to adjustment as provided herein) upon conversion of this Debenture, unless the Borrower shall have obtained Stockholder Approval (as defined below) or a waiver of such requirement by the Nasdaq Stock Market. For purposes of determining the aggregate number of shares of Common Stock issuable upon conversion of this Debenture, if the issuance of Common Stock hereunder is aggregated with the issuance of Common Stock under the Prior Debentures (as defined in the Purchase Agreement) pursuant to the regulations of the Nasdaq Stock Market, the shares of Common Stock issuable upon conversion of the Prior Debentures shall be aggregated with the shares of Common Stock issuable pursuant to this Debenture. As used herein, Stockholder Approval means approval by the stockholders of the Borrower in accordance with Rule 4460(i) of the rules of the Nasdaq Stock Market. Once the Maximum Share Amount has been issued (the date of which is hereinafter referred to as the "Maximum Conversion Date"), unless the Borrower shall have obtained Stockholder Approval or a waiver of such requirement by the Nasdaq Stock Market, in lieu of any further right to convert this Debenture, and in full satisfaction of the Borrower's obligations under this Debenture, the Borrower shall pay to the Holder, within fifteen (15) business days of the Maximum Conversion Date, an amount equal to the greater of (i) 130% times the sum of (a) the then
                                        -----     ---
outstanding principal amount of this Debenture immediately following the Maximum Conversion Date plus (b) accrued and unpaid interest on such principal amount
                ----
plus (c) accrued and unpaid Default Interest, if any, on the amount referred to
----
in the immediately preceding clause (b) at the rate provided in this Debenture plus (d) any optional amounts that may be added thereto at the Maximum
----
Conversion Date by the Holder in accordance with the terms hereof (the then outstanding principal amount of this Debenture immediately following the Maximum Conversion Date plus the amounts referred to in clauses (b), (c) and (d) above
                ----
shall collectively be referred to as the "Remaining Convertible Amount"), or
(ii) the Remaining Convertible Amount divided by the Conversion Price (based on
                                      ----------
the sixty (60) Trading Day period ending on the Trading Day
which is one (1) Trading Day prior to the date of payment) multiplied by the
                                                           -------------
Closing Price of the Common Stock on the Trading Day immediately preceding the date of payment. The Maximum Share Amount shall mean an aggregate of 16,014,062 shares of Common Stock (19.9% of the Borrower's outstanding shares of Common Stock as of March 30, 1998), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof. With respect to each Holder of Debentures, the Maximum Share Amount shall refer to such Holder's pro rata share thereof determined in accordance with Section
                 --------
5.8 below. In the event that Borrower obtains Stockholder Approval, the approval of the Nasdaq Stock Market or otherwise concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is not obtained or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the Holder may grant an extension of the effective date of such registration statement. In the event this Debenture becomes convertible in accordance with Section 1.3 and, as a result, Rule 4460(i) of the rules of the Nasdaq Stock Market apply, and in the event that (a) the aggregate number of shares of Common Stock actually issued pursuant to this Debenture and the other Debentures issued on the Issue Date represents at least twenty percent (20%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock actually issued pursuant to this Debenture and the other Debentures issued on the Issue Date plus (y) the
                                                            ----
aggregate number of shares of Common Stock that remain issuable pursuant to this Debenture and the other Debentures issued on the Issue Date, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Borrower will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Maximum Conversion Date.

          1.9  STATUS AS STOCKHOLDER.  Upon submission of a Notice of Conversion
               ---------------------
by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Debenture. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Debenture for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower), the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Borrower shall, as soon as practicable, return such unconverted Debenture to the holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of this Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.4 the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.4) for the Borrower's failure to convert this Debenture.


                         ARTICLE II.  CERTAIN COVENANTS

          2.1  DISTRIBUTIONS ON CAPITAL STOCK.  Unless (i) no Event of Default
               ------------------------------
has occurred or is continuing, (ii) this Debenture is then prepayable pursuant to Section 4.1, (iii) the Borrower has sufficient cash on hand to meet the prepayment obligations of Section 4.1, and (iv) the Borrower provides the Holder with fifteen (15) Trading Days prior written notice, the Borrower shall not, without the Holder's written consent, (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock.

          2.2  RESTRICTION ON STOCK REPURCHASES.  Unless (i) no Event of Default
               --------------------------------
has occurred or is continuing, (ii) this Debenture is then prepayable pursuant to Section 4.1, (iii) the Borrower has sufficient cash on hand to meet the prepayment obligations of Section 4.1, and (iv) the Borrower provides the Holder with fifteen (15) Trading Days prior written notice, the Borrower shall not, without the Holder's written consent, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.


                        ARTICLE III.  EVENTS OF DEFAULT

          If any of the following events of default (each, an "Event of Default") shall occur:

          3.1  FAILURE TO PAY PRINCIPAL OR INTEREST.  The Borrower fails (a) to
               ------------------------------------
pay the principal hereof when due, whether at maturity, upon mandatory prepayment pursuant to Section 1.8, upon acceleration or otherwise or (b) to pay any installment of interest hereon when due and, in the case of this clause (b) only, such failure continues for a period of five (5) days after the date of receipt of notice by the Company that such amount is due (but in no event later than twenty (20) days from the due date thereof).

          3.2  CONVERSION AND THE SHARES.  The Borrower fails to issue shares of
               -------------------------
Common Stock to the Holder (or announces that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (for a period of at least ninety
(90) days, if such failure is solely as a result of the circumstances governed by Section 1.4 and the Borrower is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, or fails to remove any restrictive legend on any certificate for any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Purchase Agreement or the Registration Rights Agreement and any such failure shall continue uncured (or any announcement or statement not to honor conversions shall not be rescinded in writing) for ten (10) days after the Borrower shall have been notified thereof in writing by the Holder.

          3.3  FAILURE TO EFFECT REGISTRATION.  The Borrower fails to obtain
               ------------------------------
effectiveness with the Securities and Exchange Commission of the Registration Statement prior to September 30, 1998 or the Registration Statement lapses in effect (or sales cannot otherwise be made thereunder) for more than fifteen (15) consecutive Trading Days or thirty (30) Trading Days in any twelve (12) month period after the Registration Statement becomes effective;

          3.4  BREACH OF COVENANTS.  The Borrower breaches any material covenant
               -------------------
or other material term or condition contained in Sections 1.4, 1.7, 1.8 or 4.1 of this Debenture, or Sections 4(c), 4(e), 4(h), 4(i) or 4(j) of the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder;

          3.5  BREACH OF REPRESENTATIONS AND WARRANTIES.  Any (i) representation
               ----------------------------------------
or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Debenture, the Purchase Agreement or the Registration Rights Agreement or (ii) press release or other public statement or filing is made by the Borrower or that contains any material false or misleading statement or omission.

          3.6  RECEIVER OR TRUSTEE.  The Borrower or any subsidiary of the
               -------------------
Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

          3.7  JUDGMENTS.  Any money judgment, writ or similar process shall be
               ---------
entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

          3.8  BANKRUPTCY.  Bankruptcy, insolvency, reorganization or
               ----------
liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower; provided, however, that in the case
                                            --------  -------
of any involuntary bankruptcy, such involuntary bankruptcy shall continue and undischarged or undismissed for a period of sixty (60) days; or

          3.9  DELISTING OF COMMON STOCK.  The Common Stock is not listed on at
               -------------------------
least one of the Nasdaq National Market, Nasdaq Small Cap Market, the New York Stock Exchange, or the American Stock Exchange and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder;

          then, upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.7 or 3.9, at the option of the Holders of a majority of the aggregate principal amount of the outstanding Debentures issued pursuant to the Securities Purchase Agreement, and upon the occurrence of an Event of Default specified in Section 3.6 or 3.8, the Debentures shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) the Default Percentage (as defined below) times the
                                                                      -----
sum of (w) the then outstanding principal amount of this Debenture plus (x)
---                                                                ----
accrued and unpaid interest on the unpaid principal amount of this Debenture to the date of payment plus (y) Default Interest, if any, on the interest referred
                    ----
to in the immediately preceding clause plus (z) any amounts owed to the Holder
                                       ----
pursuant to Sections 1.4 and 1.5(g) hereof or pursuant to Section 2(c) of the Registration Rights Agreement (the then outstanding principal amount of this Debenture to the date of payment plus the amounts referred to in clauses (x),
                                 ----
(y) and (z) shall collectively be known as the "Default Sum") or (ii) the Default Sum divided by the then applicable Conversion Price multiplied by the
            ----------                                      -------------
Closing Price of the Common Stock on the date the Holders exercise their option pursuant to this paragraph or the date of the occurrence of an event referred to in Section 3.6 or 3.8 (the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. The "Default Percentage" shall mean 115% for purposes of an Event of Default pursuant to Section 3.3 and 120% for any other Event of Default.

          If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.


                            ARTICLE IV.  PREPAYMENT

          4.1  PREPAYMENT.  Subject to the terms of this Section 4.1, the Holder
               ----------
may demand prepayment, in whole or in part, of this Debenture upon twenty-five
(25) days prior written notice in accordance with this Section 4.1. Any notice of prepayment (a "Prepayment Notice") shall be delivered to the Borrower and shall state (1) that the Holder is exercising its right to demand prepayment of this Debenture and (2) the date of prepayment, which shall be not more than twenty-five (25) days from the date of the Prepayment Notice. On or prior to the date fixed for prepayment (the "Prepayment Date"), the Borrower shall make payment of the Prepayment Amount (as hereinafter defined) in cash to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one business day prior to the Prepayment Date. The "Prepayment Amount" shall be equal to 115% times the sum of (a) the then outstanding principal
                       -----     ---
amount of this Debenture plus (b) accrued and unpaid interest on the unpaid
                         ----
principal amount of this Debenture to the date of payment plus (c) Default
                                                          ----
Interest, if any, on the interest referred to in the immediately preceding clause plus (d) any amounts owed to the Holder pursuant to Sections 1.4 and
       ----
1.5(g) hereof or pursuant to Section 2(c) of the Registration Rights Agreement. Notwithstanding anything to the contrary contained in this Section 4.1, the Holder shall at all times maintain the right to convert all or any part of this Debenture in accordance with Article I, and any amounts so converted after delivery to the Borrower of a Prepayment Notice and prior to the Prepayment Date set forth in such notice and payment of the Prepayment Amount shall be deducted from the amount which is otherwise subject to prepayment pursuant to the Prepayment Notice. During the period beginning on the Issue Date and ending on September 30, 1998, the Holders shall only be able to demand prepayment of this Debenture pursuant to this Section 4.1 if the Market Price (as defined in Section 1.4) of the Common Stock is below $1.75 for five (5) consecutive Trading Days. During the period beginning on October 1, 1998 and ending on December 30, 1998, the Holders shall only be able to demand prepayment of this Debenture pursuant to this Section 4.1 if the Market Price of the Common Stock is below $2.00 for five (5) consecutive Trading Days. If the Borrower fails to pay to the Borrower the Prepayment Amount within five (5) days of the Prepayment Date, the Conversion Price in respect of any conversion occurring thereafter shall be adjusted as set forth in Section 1.3. Notwithstanding anything to the contrary contained in this Debenture, in additional to all other remedies available hereunder or at law or in equity, if the Borrower fails to pay the Prepayment Amount when due pursuant to this Section 4.1, the Holder shall maintain all rights pursuant to Article III as well as all rights to convert this Debenture pursuant to Article I.

                           ARTICLE V.  MISCELLANEOUS

          5.1  FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the
               --------------------------------
part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          5.2  NOTICES.  Any notice herein required or permitted to be given
               -------
shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be Aura Systems, Inc., 2335 Alaska Avenue, El Segundo, California 90245, facsimile number: (310) 643-8719. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

          5.3  AMENDMENTS.  This Debenture and any provision hereof may only be
               ----------
amended by an instrument in writing signed by the Borrower and the Holder. The term "Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Debentures issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

          5.4  ASSIGNABILITY.  This Debenture shall be binding upon the Borrower
               -------------
and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Debenture must be an "accredited investor" (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Debenture to the contrary, this Debenture may be pledged as collateral in connection with a bona fide margin account or other
                                              ---- ----
lending arrangement.

          5.5  RANK; COST OF COLLECTION.  The obligation of the Borrower under
               ------------------------
this Debenture shall rank in right of payment on parity with all other unsubordinated obligations of the Borrower for indebtedness for borrowed money or the purchase price of property. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

          5.6  GOVERNING LAW.  This Debenture shall be governed by the internal
               -------------
laws of the State of Delaware, without regard to the principles of conflict of laws.

          5.7  CERTAIN AMOUNTS.  Whenever pursuant to this Debenture the
               ---------------
Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

          5.8  ALLOCATIONS OF MAXIMUM SHARE AMOUNT AND RESERVED AMOUNT.  The
               -------------------------------------------------------
Maximum Share Amount and the Reserved Amount (including any increases thereto)

shall be allocated pro rata among the Holders of Debentures based on the principal amount of Debentures then held by each Holder relative to the aggregate principal amount of the Debentures then outstanding.

          5.9  DAMAGES SHARES.  The shares of Common Stock that may be issuable
               --------------
to the Holder pursuant to Sections 1.4 and 1.5(g) hereof and pursuant to Section 2(c) of the Registration Rights Agreement ("Damages Shares") shall be treated as Common Stock issuable upon conversion of this Debenture for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder, including without limitation, the right to be included in the Registration Statement filed pursuant to the Registration Rights Agreement. For purposes of calculating interest payable on the outstanding principal amount hereof, except as otherwise provided herein, amounts convertible into Damages Shares ("Damages Amounts") shall not bear interest but must be converted prior to the conversion of any outstanding principal amount hereof, until the outstanding Damages Amounts is zero.

          5.10 DENOMINATIONS.  At the request of the Holder, upon surrender of
               -------------
this Debenture, the Borrower shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $100,000 as the Holder shall request.

          5.11 PURCHASE AGREEMENT.  By its acceptance of this Debenture, each
               ------------------
Holder agrees to be bound by the applicable terms of the Purchase Agreement.

          5.12 NOTICE OF CORPORATE EVENTS.  Except as otherwise provided below,
               --------------------------
the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the

Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event (or such earlier notice as may be required by an event covered by Section 1.7(a)), and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 5.12.

          IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this 30th day of March, 1998.


                              AURA SYSTEMS, INC.



                              By: /s/ Gerald S. Papazian
                                 -----------------------------------
                                  Gerald S. Papazian
                                  President

                                                                       Exhibit A

                             NOTICE OF CONVERSION
                           OF CONVERTIBLE DEBENTURE

TO:  Aura Systems, Inc.

          (1) Pursuant to the terms of the attached Convertible Debenture (the
"Debenture"), the undersigned hereby elects to convert $              principal
amount of the Debenture into shares of Common Stock of Aura Systems, Inc., a Delaware corporation (the "Borrower"). Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Debenture.

          (2) Please issue a certificate or certificates for the number of shares of Common Stock into which such principal amount of the Debenture (plus interest thereon to the extent not paid in cash in accordance with the terms of the Debenture) is convertible (_____ shares, based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

_____________________________            _____________________________
Name                                     Name


_____________________________            _____________________________
Address                                  Address


_____________________________            _____________________________
SS or Tax ID Number                      SS or Tax ID Number


          (3) Holder acknowledges and affirms that the Common Stock issued pursuant to this Notice of Conversion has been or will be sold in accordance with the requirements of the 1933 Act, if applicable, or pursuant to an exemption under the 1933 Act.

          (4) Capitalized terms used in this Notice of Conversion and not otherwise defined herein shall have the respective meanings provided in the Debenture.


Date_________________         _________________________________________________
                              Signature of Registered Holder (must be signed exactly as name appears in the Debenture).